Exhibit 99.1

FOR IMMEDIATE RELEASE

Brookdale Senior Living Expands and Extends Credit Facility

Nashville, Tenn. December 22, 2014 – Brookdale Senior Living Inc. (NYSE: BKD) announced today that it has entered into an amended and restated $500 million credit facility with lenders led by GE Capital, Healthcare Financial Services, as administrative agent.  The amended facility replaces the Company's existing $250 million revolving credit facility and extends the maturity date from March 31, 2018 to January 3, 2020.  The total commitment amount is comprised of a $100 million term loan drawn at closing and a $400 million revolving credit facility (with a $50 million sublimit for letters of credit and a $50 million swingline feature).  The amended facility decreases the interest rate payable on drawn amounts and the fee payable on the unused portion of the facility.
The credit facility is secured by first priority mortgages on certain of the Company's communities and an equity pledge of subsidiaries that own other communities.  Availability under the facility may vary from time to time based upon the value and performance of the communities securing the facility.  Amounts drawn on the facility may be used to finance acquisitions, to fund working capital and capital expenditures, and for other general corporate purposes.
Andy Smith, Brookdale's CEO, commented, "We are pleased that GE Capital and the other line lenders have agreed to provide this expanded financing facility for Brookdale. The expansion of the facility is part of our strategy to create financial flexibility to pursue opportunities to accretively deploy capital as they arise."
About Brookdale Senior Living
Brookdale Senior Living Inc. is the leading operator of senior living communities throughout the United States.  The Company is committed to providing senior living solutions primarily within properties that are designed, purpose-built and operated to provide the highest-quality service, care and living accommodations for residents.  Currently Brookdale operates independent living, assisted living, and dementia-care communities and continuing care retirement centers, with approximately 1,150 communities in 46 states and the ability to serve over 110,000 residents.  Through its ancillary services program, the Company also offers a range of outpatient therapy, home health, personalized living and hospice services.

Safe Harbor
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including all statements that are not historical statements of fact and those regarding our intent, belief or expectations and those relating to our capital deployment strategies.  Although we believe that expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and actual results and performance could differ materially from those projected.  Factors which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to, the risk associated with the current global economic situation and its impact upon capital markets and liquidity; the risk that we may not be able to satisfy the conditions precedent to exercising the extension options associated with certain of our debt agreements; our ability to generate sufficient cash flow to cover required interest and long-term operating lease payments; the effect of our indebtedness and long-term operating leases on our liquidity; the risk of loss of property pursuant to our mortgage debt and long-term lease obligations; the possibilities that changes in the capital markets, including changes in interest rates and/or credit spreads, or other factors could make financing more expensive or unavailable to us; our ability to effectively manage our growth; delays in obtaining regulatory approvals; the risk that we may not be able to expand, redevelop and reposition our communities in accordance with our plans; our ability to complete acquisitions and integrate them into our operations; competition for the acquisition of assets; as well as other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.  These forward-looking statements reflect our management's views as of the date of this press release, and we expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
Contact:
Brookdale Senior Living Inc.
Ross Roadman
Senior Vice President, Investor Relations
(615) 564-8104